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                                                     RULE NO. 424(b)(3)
                                                     REGISTRATION NO. 333-44173

              SUPPLEMENT TO PRICING SUPPLEMENT DATED JUNE 4, 1998



PRICING SUPPLEMENT
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(To Prospectus Supplement dated March 12, 1998 and Prospectus dated January 29,
1998)




                                $41,023,936.80
                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B

                    3% STOCK LINKED NOTES DUE JUNE 9, 2000
       (LINKED TO THE PERFORMANCE OF HONDA MOTOR CO., LTD. COMMON STOCK)


The CUSIP number for the 3% Stock Linked Notes due June 9, 2000 (Linked to the performance of Honda Motor Co., Ltd. Common Stock)(the "Notes") is: 590188 595. The Notes are being offered in Units of U.S.$1,016.40 aggregate principal amount. The total number of Units being offered is 40,362 Units.





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                              MERRILL LYNCH & CO.
                              ____________________


             The date of this Pricing Supplement is June 10, 1998.